PENRIL DATACOMM NETWORKS, INC.

         This Proxy is solicited on Behalf of the Board of Directors
           Annual Meeting of Shareholders To Be Held April 10, 1996

    The undersigned appoints each of C.P. Houston and Richard D. Rose, each with the power to appoint his substitute, as proxies of the undersigned, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Common Stock of Penril DataComm Networks, Inc. held of record by the undersigned on February 19, 1996, at the Annual Meeting of Shareholders of Penril DataComm Networks, Inc. to be held on April 10, 1996.

    The Board of Directors recommends a vote FOR both nominees for director named below and FOR approval of the adoption of the Company's 1995 Long-Term Incentive Plan.

1.     Election of Directors  FOR Henry David Epstein  WITHHOLD AUTHORITY
                                       and             for each nominee whose
                              Howard M. Schneider[  ]  name is written on the
                                                       line below[  ]



2.    To approve the adoption of the Company's 1995 Long-Term Incentive Plan.

                       FOR [ ]                          AGAINST [ ]

3. In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting and any adjournment thereof.

                               (continued and to be signed on reverse side)

                                                    (continued from other side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER
DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR BOTH NOMINEES FOR DIRECTOR, AND FOR APPROVAL OF THE 1995 LONG-TERM INCENTIVE PLAN.

Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signed as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by any authorized person.



----------------------------
Signature

----------------------------
Signature, if held jointly

Dated:                                  , 1996
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PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED
ENVELOPE.